Exhibit 99(a)

BNC Bancorp Reports 30% Increase in Net Income for 2003

THOMASVILLE, N.C., Jan. 29 /PRNewswire-FirstCall/ -- BNC Bancorp (Nasdaq: BNCN) today reported record operating results for the three-months and year ended December 31, 2003.

For the three-month period ended December 31, 2003, the Company reported net income of $932,000, an increase of 17% when compared to the $793,000 reported for the fourth quarter in 2002. Diluted earnings per share increased to $0.25 for the fourth quarter, a 19% increase when compared to $0.21 reported for same period in 2002. All per share amounts have been adjusted for the 10% stock dividend paid to shareholders on September 15, 2003.

For the year ended December 31, 2003, the Company reported net income of $3.4 million, an increase of 30% when compared to the $2.6 million reported for all of 2002. Diluted earnings per share increased to $0.91 for the year ended December 31, 2003, compared to $0.75 reported for same period in 2002.

Total assets as of December 31, 2003 were $372.3 million, an increase of 21% compared to the $306.6 million as of December 31, 2002. Total loans on December 31, 2003 were $303.7 million, an increase of 30% from the $233.2 million reported as of December 31, 2002. Deposits increased 14% over the same one-year period.

Commenting on these results, W. Swope Montgomery, Jr., President and CEO, said, “We are pleased with our record net income in 2003 of $3.4 million, and also with the record earnings in the fourth quarter, which reflects a very successful year in terms of asset growth and fee income generation. With interest rates remaining at historically low levels during 2003, record mortgage origination income and declining net interest margins were a common theme within our industry. At BNC Bancorp, our results were very much indicative of this trend.”

“During 2003, realizing that the mortgage refinance boom would not last forever, we looked for other sources of revenue generation which could help sustain our trend of earnings growth during future periods with more normal mortgage activity. In response, we opened two commercial lending offices, one each in High Point and Salisbury, North Carolina, and a mortgage lending office in Winston-Salem. These market entries produced dynamic results based, in part, on our ability to add experienced, highly successful bankers in each of these cities. As a result, these loan origination offices contributed over $40 million in commercial loan growth during 2003, in addition to extending the reach of our mortgage origination area.”

“As anticipated, despite home purchase financing remaining strong, a significant portion of the mortgage refinance activity has softened over the last five months. While this slowdown will have a short-term impact on our Company, as well as the entire industry, we believe that the strategic initiatives from 2003 will work to enhance our performance in 2004.”

BNC Bancorp is the parent company of Bank of North Carolina, a $372 million commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, Archdale, Lexington, Kernersville and Oak Ridge, North Carolina. In addition, the Bank operates commercial loan production offices in High Point and Salisbury, North Carolina, and mortgage production offices in Winston-Salem and Mt. Airy, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the Nasdaq Small-Cap market under the symbol “BNCN.”

QUARTERLY PERFORMANCE SUMMARY BNC BANCORP (Dollars in thousands, except per share and share data) (Unaudited)
	For the Three Months Ended
	December 31, 2003	December 31, 2002	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 4,741	$ 4,422	7.2%
Interest expense	1,506	1,575	(4.4)
Net interest income	3,235	2,847	13.6
Provision for loan losses	130	180	(27.8)
Net interest income after
provision for loan losses	3,105	2,667	16.4
Noninterest income	680	705	(3.5)
Noninterest expense	2,607	2,252	15.8
Income before income tax expense	1,178	1,120	5.2
Provision for income taxes	246	327	(24.8)
Net income	932	793	17.5
PER SHARE DATA
Earnings per share, basic	$ 0.27	$ 0.22	22.7%
Earnings per share, diluted	0.25	0.21	19.1
Weighted average number of common
shares outstanding:
Basic	3,488,247	3,551,679
Diluted	3,713,206	3,724,085
PERFORMANCE RATIOS
Return on average assets	1.00%	1.09%
Return on average equity	13.89%	12.83%
Return on average tangible equity	16.01%	14.99%
Net yield on earning assets
(taxable equivalent)	3.90%	4.08%
Average equity to average assets	7.23%	8.50%

QUARTERLY PERFORMANCE SUMMARY BNC BANCORP (Dollars in thousands, except per share and share data) (Unaudited)
	As of/For the Twelve Months Ended
	December 31, 2003	December 31, 2002	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 18,024	$ 15,929	13.2%
Interest expense	6,074	5,918	2.6
Net interest income	11,950	10,011	19.4
Provision for loan losses	520	820	(36.6)
Net interest income after
provision for loan losses	11,430	9,191	24.4
Noninterest income	3,379	2,348	43.9
Noninterest expense	10,034	7,772	29.1
Income before income tax expense	4,775	3,767	26.8
Provision for income taxes	1,368	1,157	18.2
Net income	3,407	2,610	30.5
PER SHARE DATA
Earnings per share, basic	$ 0.97	$ 0.78	24.4%
Earnings per share, diluted	0.91	0.75	21.3
Book Value	7.73	7.07	9.3
Tangible book value	6.75	6.07	11.1
Weighted average number of common
shares outstanding:
Basic	3,530,331	3,358,535
Diluted	3,733,183	3,500,175
PERFORMANCE AND ASSET QUALITY RATIOS
Return on average assets	1.03%	1.02%
Return on average equity	12.93%	11.66%
Return on average tangible equity	14.94%	12.53%
Net yield on earning assets
(taxable equivalent)	4.14%	4.42%
Average equity to average assets	7.94%	8.75%
Allowance for loan losses as a
percentage of total loans, end of
period	1.51%	1.85%
Non-performing assets to total
assets, end of period	0.27%	0.55%
Ratio of net charge-offs to
average loans outstanding	0.09%	0.49%

QUARTERLY PERFORMANCE SUMMARY BNC BANCORP (Dollars in thousands) (Unaudited)
	As of
	December 31, 2003	December 31, 2002	% Change
SELECTED BALANCE SHEET DATA
End of period balances
Total loans	$ 303,732	$ 233,180	30.3%
Allowance for loan losses	4,598	4,306	6.8
Loans, net of allowance for loan
losses	299,134	228,874	30.7
Securities, available for sale	31,671	24,082	31.5
Total Assets	372,281	306,636	21.4
Deposits:
Noninterest-bearing
deposits	30,090	30,943	(2.8)
Interest-bearing demand and
savings	153,387	114,999	33.4
CD’s and other time
deposits	113,265	113,604	(0.3)
Total Deposits	296,742	259,546	14.3
Borrowed Funds	46,535	19,783	135.2
Total interest-bearing liabilities	313,187	248,386	26.1
Shareholders’ Equity	26,982	25,169	7.2

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2004, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. The words “may,” “could,” “should,” “would,” “suspect,” “outlook,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” and words and expressions of similar import are intended to identify forward-looking statements.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

We caution that the foregoing list of important factors is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. We do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on our behalf.

SOURCE BNC Bancorp
-0- 01/29/2004
/CONTACT: W. Swope Montgomery, Jr., President and CEO of BNC Bancorp,
+1-336-476-9200/
/Web site: http://www.bankofnc.com/
(BNCN)

CO:	BNC Bancorp
ST:	North Carolina
IN:	FIN
SU:	ERN